China ACM Reports Third Quarter Fiscal Year 2015 Results, Provides Quarterly Guidance for the Fourth Quarter of Fiscal Year 2015, and Updates the Full Year Guidance for Fiscal Year 2015

China Advanced Construction Materials Group, Inc. (Nasdaq: CADC) ("China ACM" or the "Company"), a provider of ready-mix concrete and related technical services in China, on May 14, 2015, reported financial results for the quarter ended March 31, 2015, i.e., the third quarter of the fiscal year 2015.

Third Quarter Fiscal Year 2015 Financial Highlights:

  Revenue decreased by 27% year over year to $5.1 million;
  Gross loss of $0.2 million, decreased by $0.1 million year over year;
  Net income of $1.0 million or basic EPS $0.5;
  $28.9 million in working capital as of March 31, 2015.

Third Quarter Fiscal Year 2015 Results

Revenue. For the three months ended March 31, 2015, we generated total revenue of approximately $5.1 million compared to approximately $7.0 million during the three months ended March 31, 2014, a decrease of approximately $1.9 million or 27%. Such decrease is due to the production volume decrease in the current quarter caused by the delays in some of our customers’ production activities. Such unexpected delays were caused by prolonged bureaucratic procedures for our customers to obtain construction permits as the Beijing government strengthened regulations in the construction industry as part of the environmental protection efforts to improve air quality in the urban area.

Cost of Revenue. For the three months ended March 31, 2015, total cost of revenue was approximately $5.3 million compared to approximately $7.1 million for the three months ended March 31, 2014, a decrease of approximately $1.8 million, or 25%. The decrease in cost of revenue was primarily due to the decrease in production from our concrete plants in the Beijing area compared to the three months ended March 31, 2014.

Gross Loss. Total gross loss was approximately $0.2 million for the three months ended March 31, 2015, as compared to gross loss of approximately $0.1 million for the three months ended March 31, 2014. The decrease in gross profit for the three months ended March 31, 2015, compared with the three months ended March 31, 2014, was primarily caused by the decreased production volume while we were subject to relatively similar level of fixed costs.

Recovery of (Provision for) doubtful accounts. We had recovery of doubtful accounts of approximately $4.7 million for the three months ended March 31, 2015; while for the three months ended March 31, 2014, we incurred $0.3 million of provision for doubtful accounts. As compared to the balances of December 31, 2014, through the improved collection efforts and agreements to offset customer receivables with vendor payables, we effectively reduced balances aged from one to two years by approximately $2.0 million, balances aged from two years to three years by approximately $2.1 million and balances aged beyond three years by approximately $2.2 million.

Selling, General and Administrative Expenses. We incurred selling, general and administrative expenses of approximately $2.7 million for the three months ended March 31, 2015, a decrease of approximately $0.3 million, or 10%, as compared to approximately $3.1 million for the three months ended March 31, 2014. The decrease was principally due to decreases of approximately $0.1 million in business development expenses, $0.1 million in consulting expense, $0.1 million in board expense and $0.1 million in conference expense, offset by an increase of approximately $0.2 million in stock-based compensation.

Research and Development Expenses. Research and development expenses for the three months ended March 31, 2015 was $0.2 million, a decrease of approximately $0.2 million, or 58%, as compared to approximately $0.4 million for the three months ended March 31, 2014. The Company's research and development expenditure was maintained at a certain percentage of revenue and adjusted by outside consultants on certain projects based on economic outlook, plus discretionary spending on projects that helped to improve our competitive advantage.

Net Income (Loss) We recognized net income of approximately $1.0 million for the three months ended March 31, 2015, as compared to net loss of approximately $5.0 million for the three months ended March 31, 2014. Such change of approximately $6.0 million from net loss to net income was the result of the combination of the changes as discussed above.

Balance Sheet Overview

China ACM had working capital of $28.9 million at March 31, 2015, including $7.4 million in cash and equivalents, $11.2 million in restricted cash, $5.7 million in short term investment, $40.8 million in accounts receivable, $49.6 million in prepayments and advances, $1.5 million in other receivables and $91.0 million in current liabilities. Shareholders' equity was $41.6 million compared with $40.4 million at June 30, 2014. The total number of shares outstanding as of May 10, 2015 was approximately 2.1 million.

Fourth Quarter and Full Year Guidance of Fiscal Year 2015

For the fourth quarter ended on June 30, 2015, we expect to earn revenue of between $10 million and $15 million, net loss of between $2 million and $3 million, and EPS of between $(0.95) and $(1.43) based on fully diluted shares of 2.1 million as of May 13, 2015.

For the full fiscal year ended on June 30, 2015, we expect to earn revenue of between $54 million and $59 million, net loss of between $3.5million and $4.5 million, and EPS of between $(1.67) and $(2.14) based on fully diluted shares of 2.1 million as of May 13, 2015.

Conference call

The company will host a conference call with a live webcast and a full Q&A session on Thursday May 14, 2015, at 8:00 a.m., Eastern Time, to discuss financial results for the third quarter of the 2015 Fiscal Year.

Individuals interested in participating in the conference call may do so by dialing 877-407-8031 from the United States, or +1 201-689-8031 from outside the United States and referencing conference ID number 13609429.

To pre-check system compatibility prior to the call, visit http://www.investorcalendar.com/aboutus/HelpDesk.asp

A webcast replay will be available until June 14, 2015 at 11:59 PM.
Replay Number (Toll Free): 1-877-660-6853
Replay Number (International): 1-201-612-7415

About China ACM

China ACM is a producer of advanced, certified eco-friendly ready-mix concrete (RMC) and provider of related technical services for large scale, and other complex infrastructure projects. Leveraging its proprietary technology and value-add engineering services model, the Company has won work on many high profile projects including the 30,000 km China HSR expansion, the Olympic Stadium Bird's Nest, Beijing South Railway Station, Beijing International Airport, National Centre for Performing Arts, CCTV Headquarters, Beijing Yintai Building and U.S. and French embassies in China. More information about the Company is available at www.china-acm.com, the Company routinely updates information in its website.

Forward-Looking Statements

This press release contains statements that are forward-looking in nature, including statements regarding the Company's competitive position and product and service offerings. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company's product and service offerings; market competition; dependence on strategic partners; and the Company's ability to manage its business effectively in a rapidly evolving market. Certain of these and other risks are set forth in more detail in "Item 1A. Risk Factors" in China ACM's Annual Report on Form 10-K for the fiscal year ended June 30, 2014. China ACM does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	June 30,
ASSETS	2015	2014

CURRENT ASSETS:
Cash and cash equivalents	$7,423,170	$15,431,110
Restricted cash	11,193,053	13,413,264
Accounts and notes receivable, net of allowance for doubtful accounts of $27,171,569 and $31,667,803, as of March 31, 2015 and June 30, 2014, respectively	40,760,363	49,367,452
Inventories	1,617,108	1,562,309
Short term investment	5,675,916	14,716,023
Other receivables	1,471,532	4,121,550
Prepayments and advances	49,598,596	35,699,065
Deferred tax assets	2,202,163	2,585,902
Total current assets	119,941,901	136,896,675

PROPERTY PLANT AND EQUIPMENT, net	10,660,717	12,878,263

ADVANCES ON EQUIPMENT PURCHASES, net	1,978,672	2,855,937

Total assets	$132,581,290	$152,630,875

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Short term loans, banks and bank guarantees	$33,497,000	$54,396,713
Short term loans - other	6,536,000	3,250,000
Notes payable	21,977,300	9,750,000
Accounts payable	19,172,268	32,501,363
Customer deposits	1,262,342	1,072,998
Other payables	2,055,564	2,059,739
Other payables - shareholders	83,678	925,385
Accrued liabilities	1,860,996	2,241,208
Capital lease obligations - current	4,543,337	4,659,756
Taxes payable	16,010	192,205
Total current liabilities	91,004,495	111,049,367

OTHER LIABILITIES
Capital lease obligations - non current	-	1,177,586
Total liabilities	91,004,495	112,226,953

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:

Preferred stock $0.001 par value, 1,000,000 shares authorized, no shares issued or outstanding	-	-
Common stock, $0.001 par value, 74,000,000 shares authorized, 2,080,799 and 1,486,871 shares issued and outstanding as of March 31, 2015 and June 30, 2014, respectively	2,081	1,487
Additional paid-in-capital	37,993,684	35,233,305
Accumulated deficit	(13,075,020)	(11,234,705)
Statutory reserves	6,248,357	6,248,357
Accumulated other comprehensive income	10,407,693	10,155,478
Total shareholders' equity	41,576,795	40,403,922
Total liabilities and shareholders' equity	$132,581,290	$152,630,875

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	For the three months ended		For the nine months ended
	March 31,		March 31,
	2015	2014	2015	2014
REVENUE
Sales of concrete	5,136,819	6,925,301	43,675,925	28,020,724
Manufacturing services	193	103,005	313,835	999,334
Total revenue	5,137,012	7,028,306	43,989,760	29,020,058

COST OF REVENUE
Concrete	5,300,176	6,861,157	40,395,403	25,422,000
Manufacturing services	176	245,692	285,270	1,031,447
Total cost of revenue	5,300,352	7,106,849	40,680,673	26,453,447

GROSS (LOSS) PROFIT	(163,340)	(78,543)	3,309,087	2,566,611

RECOVERY OF (PROVISION FOR) DOUBTFUL ACCOUNTS	4,729,017	(311,911)	4,329,048	(8,416,932)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(2,737,190)	(3,057,335)	(8,303,995)	(8,703,235)
RESEARCH AND DEVELOPMENT EXPENSES	(159,475)	(375,330)	(1,008,523)	(826,892)
LOSS REALIZED FROM DISPOSAL OF PROPERTY, PLANT AND EQUIPMENT	(9,067)	(291,727)	(90,383)	(1,665,410)

INCOME (LOSS) FROM OPERATIONS	1,659,945	(4,114,846)	(1,764,766)	(17,045,858)

OTHER (EXPENSE) INCOME, NET
Subsidy income	154,116	401,971	1,329,108	1,721,476
Non-operating (expense) income, net	(220,996)	(16,179)	(517,783)	56,755
Interest income	124,978	900,871	1,026,764	2,084,952
Interest expense	(360,546)	(844,635)	(1,187,254)	(2,024,316)
TOTAL OTHER (EXPENSE) INCOME, NET	(302,448)	442,028	650,835	1,838,867

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	1,357,497	(3,672,818)	(1,113,931)	(15,206,991)

PROVISION FOR INCOME TAXES	(380,071)	(1,372,068)	(726,384)	(1,372,068)

NET INCOME (LOSS)	$977,426	$(5,044,886)	$(1,840,315)	$(16,579,059)

COMPREHENSIVE INCOME (LOSS):
Net income (loss)	977,426	(5,044,886)	(1,840,315)	(16,579,059)
Foreign currency translation adjustment	95,801	(357,665)	252,215	352,899

COMPREHENSIVE INCOME (LOSS)	$1,073,227	$(5,402,551)	$(1,588,100)	$(16,226,160)

EARNING (LOSS) PER COMMON SHARE
Weighted average number of shares:
Basic	2,080,799	1,486,871	1,888,332	1,486,871
Diluted	2,080,799	1,486,871	1,888,332	1,486,871

Income (loss) per share:
Basic	$0.47	$(3.39)	$(0.97)	$(11.15)
Diluted	$0.47	$(3.39)	$(0.97)	$(11.15)

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the nine months ended
	March 31,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,840,315)	$(16,579,059)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation	1,605,580	1,420,242
Stock-based compensation expense	355,793	-
Deferred tax provision	396,355	1,372,068
(Recovery of) provision for doubtful accounts	(4,329,048)	8,416,932
Loss realized from disposal of property, plant and equipment	90,383	1,665,410
Imputed interest on other receivable from termination of leases	-	(708,996)
Changes in operating assets and liabilities
Accounts and notes receivable	8,349,571	13,057,519
Inventories	(45,950)	(274,435)
Other receivables	2,784,803	1,925,723
Other receivable from termination of lease	-	13,083,021
Prepayments and advances	(13,423,906)	(2,500,580)
Accounts payable	(7,239,429)	(7,315,865)
Customer deposits	182,616	(664,646)
Other payables	(15,149)	114,003
Accrued liabilities	(388,322)	402,738
Taxes payable	(176,500)	(46,790)
Net cash (used in) provided by operating activities	(13,693,518)	13,367,285

CASH FLOWS FROM INVESTING ACTIVITIES:
Redemption (acquisition) of short-term investments, net	9,082,534	(21,082,697)
Proceeds from disposal of property, plant and equipment	56,945	400,336
Purchase of property, plant and equipment	(40,651)	(325,006)
Net cash provided by (used in) investing activities	9,098,828	(21,007,367)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short term loans and bank guarantees	39,698,800	61,858,500
Payments of short term loans and bank guarantees	(60,808,962)	(63,407,000)
Proceeds from short term loans - shareholders	-	2,934,000
Payments of short term loan - shareholders	-	(2,934,000)
Proceeds from short term loans - other	16,514,050	11,410,000
Payments of short term loan - other	(13,260,050)	(3,912,000)
Proceeds from notes payable	39,048,000	13,040,000
Payments of notes payable	(26,926,850)	(3,260,000)
Payable to shareholder	118,302	100,699
Principal payments on capital lease obligations	(1,320,654)	(1,794,045)
Restricted cash	2,284,670	(4,244,004)
Proceeds from issuance of common stock	1,167,552	-
Net cash (used in) provided by financing activities	(3,485,142)	9,792,150

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	71,892	6,436

NET CHANGE IN CASH AND CASH EQUIVALENTS	(8,007,940)	2,158,504

CASH AND CASH EQUIVALENTS, beginning of period	15,431,110	3,949,939

CASH AND CASH EQUIVALENTS, end of period	$7,423,170	$6,108,443

CONTACT: China ACM Investor Relations
Phone: +86-10-82525361
E-mail: IR@china-acm.com